Exhibit 23.1


                       Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-77312) of IntegraMed America, Inc. of our report dated February 11, 2000 relating to the financial statement schedule, which appears on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2000 relating to the financial statement schedule, which appears on page S-1 of this Form 10-K.




/s/PricewaterhouseCoopers LLP
   --------------------------
   PricewaterhouseCoopers LLP

   Boston, Massachusetts
   March 30, 2000